UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amgen December 2016 Convertible Note

As previously disclosed, on February 22, 2016, Unilife Corporation (the “Company”), Unilife Medical Solutions, Inc., a subsidiary of the Company (“Unilife Medical Solutions” and, together with the Company, the “Company Parties”), and Amgen Inc. (the “Counterparty”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Counterparty agreed to purchase from the Company Parties a new series of 6% Senior Secured Convertible Notes Due 2023 in the aggregate original principal amount of up to $55,000,000 (each a “Note” and collectively the “Notes”).

The Company Parties issued to the Counterparty the first Note (the “February 2016 Convertible Note”) in the aggregate original principal amount of $30,000,000 on February 22, 2016 and the Counterparty paid $30,000,000 in exchange therefor.  The SPA contemplated the purchase of an additional $15,000,000 Note in January 2017 (the “2017 Convertible Note”), and a $10,000,000 Note in January 2018 (the “2018 Convertible Note”). As previously announced on October 24, 2016, pursuant to the SPA as amended by a letter agreement dated October 24, 2016 between the Company Parties and the Counterparty, the Company issued a portion of the 2017 Convertible Note (the “October 2016 Convertible Note”) in the initial principal amount of $10,000,000 plus a $600,000 financing fee, for an aggregate initial principal amount of $10,600,000. In consideration for issuing the October 2016 Convertible Note, the Counterparty paid to the Company $10,000,000 on October 24, 2016.

On December 20, 2016, the Company issued the remaining portion of the 2017 Convertible Note in the aggregate principal amount of $5,000,000 (the “December 2016 Convertible Note”) and the Counterparty paid to the Company $5,000,000.  The 2018 Convertible Note will continue to be issuable in January 2018 by the Company Parties to the Counterparty in accordance with the terms and conditions of the SPA.

The terms of the December 2016 Convertible Note are substantially the same as those of the February 2016 Convertible Note and the October 2016 Convertible Note and are summarized below.

Interest under the December 2016 Convertible Note accrues at a rate of 6% per year and will be paid quarterly in arrears through the addition of the amount of such interest to the then outstanding principal amount. All or part of the principal and accrued interest will be repaid through (i) discounted pricing on purchases by the Counterparty of the Company’s products, (ii) credits taken by the Counterparty against development and customization fees for devices, and (iii) credits against per-unit royalties otherwise payable to the Company for the manufacture and sale of the Company’s products. To the extent that more than one Note is outstanding, repayment shall be applied to the Notes in the order of their issuance. In addition, the Company has the right to prepay in cash all or part of the principal and accrued interest at any time upon 15 business days’ prior notice, subject to the Counterparty’s conversion right with respect to the contemplated prepayment amount. The Company is required to pay in cash any amounts of principal and accrued interest outstanding at February 22, 2023 (the “Maturity Date”).

The December 2016 Convertible Note is convertible at the Counterparty’s election into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at any time after the Closing Date and prior to the Maturity Date, at a price per share that is 90% of the volume weighted average price of such shares during the 20 trading days preceding the applicable conversion date (the “Discounted Sale Price”), subject to a floor price of $12.50 per share (the “Conversion Rate Floor Price”). The Conversion Rate Floor Price is subject to customary adjustments for certain capital events.

The Counterparty may cause the redemption of the December 2016 Convertible Note upon any event of default by the Company. Events of default under the December 2016 Convertible Note include, among others, a failure by the Company to convert the December 2016 Convertible Note upon proper notice by the Counterparty or pay principal and interest on the December 2016 Convertible Note when due; an acceleration of any other indebtedness under the Amended Credit Agreement (as defined below) or other indebtedness of the Company in excess of $1,000,000; a bankruptcy of the Company; a judgment against the Company in excess of $1,000,000; a representation or warranty made in the SPA and certain related transaction documents (collectively, the “Transaction Documents”) is materially false or misleading when made; a material breach by the Company of a covenant or other term or condition in the Transaction Documents; the Transaction Documents cease to be effective; the termination or amendment of the OrbiMed Amendments (as defined in the SPA); and the incurrence of a lien on collateral that is not a permitted lien. The Company is required to redeem for cash the December 2016 Convertible Note upon a change of control of the Company in an amount equal to 101% of the aggregate principal and accrued interest outstanding as of the change of control.

The December 2016 Convertible Note also provides the Counterparty with certain rights to acquire additional shares of Common Stock or other securities or assets of the Company, as applicable, in the event: (i) the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock; or (ii) the Company makes certain other distributions to Company stockholders such that, in the case of (i) or (ii), the Counterparty receives, in addition to the shares of Common Stock otherwise issuable upon conversion of the December 2016 Convertible Note, the shares of Common Stock or other securities or assets, as applicable, that the Counterparty would have been entitled to receive if the Counterparty had converted the December 2016 Convertible Note into Common Stock immediately prior to such event.

The December 2016 Convertible Note is secured by certain inventory and intellectual property assets related to a specific device being licensed to the Counterparty (the “Collateral”). The Counterparty has agreed to preserve license rights granted to other customers for any license rights granted prior to a foreclosure.

Stockholder approval is not required for the issue of the December 2016 Convertible Note to the Counterparty or for the issue of shares of Common Stock on conversion of the December 2016 Convertible Note. The issue of the December 2016 Convertible Note is not being made to a class of stockholders.

Amendment to OrbiMed Credit Agreement

In connection with the issuance of the December 2016 Convertible Note, on December 20, 2016, the Company Parties and certain of the Company’s other subsidiaries (collectively, the “Company Obligors”) entered into the Tenth Amendment (the “Tenth Amendment to the Credit Agreement”) to that certain Credit Agreement, dated March 12, 2014, as amended (the “Amended Credit Agreement”), with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors LLC.

Pursuant to the Tenth Amendment to the Credit Agreement, the Lender consented to the issuance of the December 2016 Convertible Note and the Company Obligors agreed to obtain the Lender’s written consent prior to closing on a transaction to sell Company securities to a third party other than the Counterparty or any Company Party employee during the four-month period commencing January 1, 2017 and ending April 30, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under the headings “Amgen December 2016 Convertible Note” in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under the headings “Amgen December 2016 Convertible Note” in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The December 2016 Convertible Note was offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Counterparty has represented that it is an accredited investor, as that term is defined in Regulation D, and has acquired the December 2016 Convertible Note for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Further, the December 2016 Convertible Note was not issued through any general solicitation or advertisement.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with the SEC, and other risks and uncertainties including, without limitation: that the Counterparty may not purchase the 2018 Convertible Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: December 20, 2016	By:	/s/ John Ryan
	Name:	John Ryan
	Title:	President and Chief Executive Officer